Exhibit 10.25

AMENDMENT NO. 1

TO

STANDARD INDUSTRIAL/COMMERCIAL MULTI-TENANT LEASE – GROSS

This Amendment No. 1 to Standard Industrial/Commercial Multi-Tenant Lease – Gross (this “Amendment No. 1”) is entered into as of May 11, 2017, by and between Temescal, LP, a California limited partnership and Contra Costa Industrial Park, II, a California limited partnership (collectively, “Lessor”) and Rigetti & Co., Inc., a Delaware corporation (“Lessee”) and amends that certain Standard Industrial/ Commercial Multi-Tenant Lease – Gross, dated as of April 15, 2015 (the “Lease”). All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Lease.

RECITAL

Lessee desires to procure additional electrical power pending Lessee’ completing its work to install direct service with PG&E, which Lessor is willing to accommodate for certain short term use, by permitting Lessee to utilize that certain service (currently serving Common Areas) metered at Meter #1010043631 (the “Meter”), on the terms and conditions as set forth herein.

AGREEMENT

For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Lease is hereby amended as follows:

1.Meter. Lessee may, at Lessee’s sole expense, arrange for and connect to that service provided at the Meter (being 200 amps). The location of the Meter is annotated for reference on the attached Exhibit A. The Meter currently serves several lights in the common area of the Building, which it shall continue to serve. Lessee’s use of the Meter shall continue until Lessee complete its power upgrade with PG&E, through which they are obtaining the additional power they need (anticipated to be not later than September 30, 2017), or upon thirty (30) days’ written notice from Lessor.

Lessee shall pay all the costs of connecting to the Meter and all the costs of thereafter disconnecting from the Meter when its need ends (or Lessor terminates, as permitted above).

The Meter shall continue to be held in the name of Lessor, but Lessor shall provide Lessee with a copy of the billings as received and Lessee shall (at Lessor’s election) either reimburse Lessor for the amount billed, or pay PG&E directly. No allocation or reduction shall be made base on the several lights using the Meter in the common area.

2.Except as set forth above, all other terms and provisions of the Lease shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 effective as of the date first above written.

LESSOR:			LESSEE:

TEMESCAL, L.P.			Rigetti & Co., Inc.,
A California limited partnership			a Delaware corporation

By:	Libitzky Development Corp.,		/s/ Chad Rigetti
	a California corporation		By:	Chad Rigetti
	Its:	General Partner	Its:	CEO

/s/ Moses S. Libitzky
	By:	Moses S. Libitzky
	Its:	President

CONTRA COSTA INDUSTRIAL
PARK, Ltd., a California limited partnership

By:	Ziegler Development Corp.,
a California corporation, its
General Partner

/s/ Michael H. Ziegler
	By:	Michael H. Ziegler
	Its:	President

Exhibit A